EXHIBIT 24-A
                                POWER OF ATTORNEY
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     KNOW  ALL MEN BY THESE PRESENTS, that the undersigned in his capacity as an officer of said Company, does hereby appoint Donald J. Rendall, Jr., Esq. his true and lawful attorney to execute in his name, place and stead, in his capacity as Vice President and General Counsel of said Company, this Post-Effective Amendment No. 1 to the Registration Statement and any and all post-effective amendments thereto and all instruments necessary or incidental in connection herewith, and to file the same with the Securities and Exchange Commission. Said attorney shall have power to act hereunder, and shall have full power of substitution and resubstitution. Said attorney shall have full power and authority to do and perform in the name and on behalf of the undersigned, in any and all capacities, every act whatsoever requisite or necessary, in any and all capacities, as fully and to all intents and purposes as the undersigned might or could do in person, and the undersigned hereby ratifies and approves of the act of said attorney.
                                   SIGNATURES
     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF COLCHESTER, AND STATE OF VERMONT ON THE 10TH DAY OF SEPTEMBER 2002.
     GREEN  MOUNTAIN  POWER  CORPORATION
     (REGISTRANT)
     BY:/S/  ROBERT  J.  GRIFFIN
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     ROBERT  J.  GRIFFIN
CONTROLLER  AND  TREASURER